EXHIBIT 23.1


                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


 The Board of Directors
 American Healthchoice, Inc.

      We hereby consent to the incorporation by reference of our report dated November, 2001, into the following registration statements filed by you on Form S-8: File No. 333-36475 dated September 29, 1997; File No. 333-35581 dated September 18, 1997; File No. 333-26061 dated April 30, 1997; File No. 333-26065 dated April 30, 1997; File No. 333-26043 dated April 30, 1997; and
 File No. 333-26063 dated April 30, 1997.

 Lane Gorman Trubitt, L.L.P.
 Dallas, Texas
 January 14, 2002